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                                                                      EXHIBIT 5



                    LANGE, SIMPSON, ROBINSON & SOMERVILLE
                          ATTORNEYS AND COUNSELORS
                      417 20th Street North, Suite 1700
                        Birmingham, Alabama 35203-3272
                          Telephone: (205) 250-5000
                          Facsimile: (205) 250-5034




                              December  , 1995



Regions Financial Corporation
417 North 20th Street
Birmingham, Alabama 35203


      Re:   Regions Financial Corporation--S4 Registration
            Statement

Ladies and Gentlemen:

      We have acted as counsel for Regions Financial Corporation, a Delaware corporation ("Regions") in connection with the merger (the "Merger") between a wholly owned subsidiary of Regions and First Federal Bank of Northwest Georgia, Federal Savings Bank ("First Federal") and in connection with the registration of shares of common stock of Regions, par value $.625 per share ("Regions Common Stock"), on Form S-4 under the Securities Act of 1933. The merger provides for issuance of shares of Regions Common Stock to the stockholders of First Federal upon consummation of the Merger. Upon consummation of the Merger, each share of First Federal common stock issued and outstanding, with certain exceptions, will be converted into 1.293 shares of Regions common stock.

      We have examined and are familiar with the registration statement on Form S-4 filed with the Securities and Exchange Commission. We have examined and are familiar with the records relating to the organization of Regions and the documents and records as we have deemed relevant for purposes of rendering this opinion.


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Regions Financial Corporation
December, 1995
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      Based on the foregoing it is our opinion that upon satisfaction of the conditions precedent to consummation of the Merger, or waiver of such conditions capable of being waived, and upon consummation of the Merger, the shares of Regions Common Stock issued pursuant to the Merger will be duly authorized, validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof.

      We hereby consent to the filing of this opinion as an exhibit to the registration statement and to the reference to Lange, Simpson, Robinson & Somerville under the caption "Opinions" in the proxy statement/prospectus forming a part of the registration statement.


                                   Very truly yours,